UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 11, 2017

SUNCOKE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35243	90-0640593
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1011 Warrenville Road, Suite 600 Lisle, Illinois	60532
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (630) 824-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 11, 2017, the Board of Directors (the “Board”) of SunCoke Energy, Inc. (the “Company”) appointed Susan R. Landahl to the Board, for a term commencing on September 1, 2017. Landahl will be a member of the Governance Committee of the Board, and will serve in the class of directors standing for election at the Company’s Annual Meeting of Stockholders in May 2018.

Ms. Landahl will participate in the standard compensation program for the Company’s independent non-employee directors, described on pages 18 to 20 of the Company’s definitive Proxy Statement for its 2017 Annual Meeting of Stockholders (filed with the Securities and Exchange Commission on March 22, 2017). Ms. Landahl’s annual compensation for the current year will be prorated to reflect the commencement date of her service on the Board.

Ms. Landahl does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or an executive officer. She has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K.

Item 7.01.	Regulation FD Disclosure.

Attached as Exhibit 99.1 to this Current Report on Form 8-K, is a copy of the Company’s press release dated August 15, 2017, announcing the appointment of Ms. Landahl to the Board. The press release is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	SunCoke Energy, Inc. Press Release, dated August 15, 2017

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNCOKE ENERGY, INC.

By:	/s/ Fay West
Fay West
Senior Vice President and Chief Financial Officer

Date: August 15, 2017

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	SunCoke Energy, Inc. Press Release dated August 15, 2017